SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

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☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

Lightning Gaming, Inc.

(Name of Registrant as Specified in Its Charter)

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LIGHTNING GAMING, INC.

23 CREEK CIRCLE

BOOTHWYN, PA 19061

(610) 494-5534

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of Common Stock of Lightning Gaming, Inc.:

Re:           Action by Written Consent in Lieu of Meeting of Stockholders

This Information Statement is furnished by the Board of Directors (the “Board”) of Lightning Gaming, Inc., a Nevada corporation (the “Company”) to inform the stockholders of action already approved by written consent of the majority stockholders holding 53.73% of the voting rights of our stockholders consisting of 53.73% of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is:

Approving the Lightning Gaming, Inc. 2016 Stock Option Plan (the “2016 Plan”).

Attached hereto for your review is an Information Statement relating to the above described action.

By order of the Board of Directors

/s/ Brian Haveson
Brian Haveson
August 9, 2016	Chief Executive Officer and Director

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

August 9, 2016

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Lightning Gaming, Inc., a Nevada corporation (the “Company”), to notify such Stockholders of the following:

On May 25, 2016, the Board approved the following action, subject to stockholder approval. The Majority Stockholders (as defined below) approved the action by written consent in lieu of a meeting on June 13, 2016, in accordance with the Nevada Revised Statutes (“NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

On June 13, 2016, the Company received written consents in lieu of a meeting of Stockholders from Brian Haveson (the Company’s CEO, CFO, and a member of the Board), Donald Caldwell (a member of the Board), Frederick Tecce (a member of the Board), and two other stockholders, all of whom collectively held 53.73% of the outstanding shares of our common stock on June 13, 2016 (collectively, the “Majority Stockholders”). This represented approximately 2,519,325 of the 4,688,474 shares of the total issued and outstanding shares of common stock of the Company, authorizing the Company’s Board of Directors to put the 2016 Plan into effect.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board believes that the stockholders of the Company will benefit from the implementation of the 2016 Plan.

MAJORITY STOCKHOLDER APPROVAL

As a general matter, the Majority Stockholders believe providing equity based compensation will enable the Company to attract and retain qualified personnel, directors, consultants, and other service providers and encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will more closely align the economic interests of the participants with those of the shareholders. As a result, the Majority Stockholders approved the 2016 Plan.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the NRS, the Company’s Articles of Incorporation or Bylaws, are afforded to the Company’s stockholders as a result of the approval of the action.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

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AUTHORIZE THE IMPLEMENTATION OF THE 2016 PLAN

General

On May 25, 2016, the Board approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the holders of a majority of the Company’s voting stock for approval, the 2016 Plan. On June 13, 2016, the Majority Stockholders approved the 2016 Plan by written consent, in lieu of a special meeting of the stockholders.

Description of Our 2016 Plan

The essential features of our 2016 Plan are outlined below. The following description is not complete and is qualified by reference to the full text of our 2016 Plan, which is appended to this Information Statement as Exhibit A.

Reasons for the 2016 Plan

The objective of our 2016 Plan is to provide an incentive to designated employees, officers, directors, consultants, independent contractors and other service providers who perform services for us to contribute to our growth by continuing to align the interests of participants with the interests of our stockholders.

As a general matter, the Majority Stockholders believe our 2016 Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will more closely align the economic interests of the participants with those of the shareholders.

Grants

Our 2016 Plan will permit the granting of nonqualified stock options (“Options”). The 2016 Plan will be administered and interpreted by the Board, or by a committee of directors to whom the Board has delegated responsibility. Ministerial functions may be performed by Company employees or others delegated by the Board, as appropriate.

The exercise price for the purchase of shares of our nonvoting common stock subject to Options which exercise price may not be less than 100% of the fair market value, as defined below, of our nonvoting common stock.

“Fair market value” means the last reported sale price of shares of our common stock during regular trading hours on the day on which fair market value is being determined. In the event that there are no stock transactions on such day, the fair market value will be determined as of the immediately preceding day on which there were stock transactions.

At this time, the issuance of the Option shares has not yet been determined by the Company.

The shares underlying the Options will be shares of our nonvoting common stock, par value $0.001 per share.

The maximum number of shares of our nonvoting common stock that we may issue under our 2016 Plan may not exceed 5,700,000 shares none of which will be considered incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Any share subject to an Option that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, will again become available for issuance under the 2016 Plan.

Termination

Our 2016 Plan will remain in effect until the tenth anniversary of its effective date, unless it is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

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In response to Item 11 of Schedule 14A, the Company discloses the following:

Title and Amount of Securities to be Authorized or Issued

Upon the implementation of the 2016 Plan, the Company will be authorized to issue up to 5.7 million shares of our nonvoting common stock underlying the Options. Holders of Options and nonvoting common stock shall have no voting rights or powers whatsoever and shall not vote on or otherwise participate in any proceedings in which actions are taken by the Company or its stockholders, nor shall holders of Options and nonvoting common stock be entitled to notice of any meeting of stockholders of the Company.

At this time, the issuance of the Option shares has not yet been determined by the Company.

Issuances of significant numbers of Options and subsequent exercises of such Options in the future (i) may dilute stockholders’ percentage ownership of the Company and (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders’ shares.

The reason for the 2016 Plan is to provide an incentive to designated employees, officers, directors, consultants, independent contractors and other service providers who perform services for us to contribute to our growth by continuing to align the interests of participants with the interests of our stockholders.

The Company believes the information required by Item 13(a) of Schedule 14A can be omitted because the Company believes this information is not material for the exercise of prudent judgment in regard to the 2016 Plan. This is because the 2016 Plan authorizes the issuance of securities underlying Options that are not senior securities. The securities that will be authorized to be issued pursuant to the exercise of Options are functionally equivalent to common stock with fewer rights than shares of common stock because the nonvoting common stock does not have voting rights.

Ability of the Board to Issue Stock; Certain Issuances Requiring Shareholder Approval

The Options authorized by the 2016 Plan may be issued for any proper purpose from time to time upon authorization by the Board, without further approval by the stockholders unless required by applicable law, rule or regulation, including, without limitation, rules of any trading market that our common stock may trade on at that time.

Interest of the Directors and Officers of the Company in the 2016 Plan

The current officers and directors of the Company and the officers and directors of the Company when the 2016 Plan was approved by the Board do not have any substantial interest, direct or indirect, in the approval of the 2016 Plan, other than as stockholders of the Company.

Dissenter’s Rights of Appraisal

No dissenters’ or appraisal rights under the NRS, the Company’s Articles of Incorporation or Bylaws, are afforded to the Company’s stockholders as a result of the approval of the action.

  OUTSTANDING VOTING SECURITIES

As of the close of business on June 12, 2016, the day before the date of the consent by the Majority Stockholders, the Company had 4,688,474 shares of common stock issued and outstanding. Each share of outstanding common stock is entitled to one vote on matters submitted for stockholder approval.

On June 13, 2016, the Majority Stockholders, who collectively held 53.73% of the outstanding shares of our common stock, executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

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The NRS provides in substance that unless the Company’s articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates how many shares of our (voting) common stock and nonvoting common stock were beneficially owned as of June 12, 2016 (the day before the date of the consent by the Majority Stockholders) by (1) each person known by us to be the beneficial owner of more than 5% of our common stock (“5% Shareholder”), (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group. In general, “beneficial ownership” includes those shares a person has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire such power, such as through the exercise of options, warrants, or convertible debt within 60 days. Except as indicated otherwise below, to our knowledge the persons named in the table below have sole voting power (for common stock) and investment power with respect to all shares shown as beneficially owned by them. To calculate the percentage of outstanding common stock owned by each named person or the group reported in the table below, we added shares of common stock that the named person or group (as the case may be) can acquire within 60 days to both (a) the number of shares of common stock actually outstanding (4,688,474) and (b) the number of other shares of common stock (if any) actually held by that named person or the group (as the case may be).

The address of each of the directors and executive officers listed below is c/o Lightning Gaming, Inc., 23 Creek Circle, Suite 400, Boothwyn, Pennsylvania 19061.

	Common Stock		Nonvoting Common Stock
Directors and Executive Officers:	Number of Shares Beneficially Owned	Percent of Class	Number of Shares Beneficially Owned	Percent of Class
Donald Caldwell (1)	1,021,000 (2)	17.3%	33,300,000	100.0%
Fredrick C. Tecce	611,000 (2)	10.4%	33,300,000	100.0%
	(3)
Brian Haveson	1,238,409 (4)	21.0%	—	—
Christopher Strano	250,000 (5)	4.2%	—	—
All directors and executive officers as a group (4 persons)	2,939,409 (8)	49.8%	33,300,000	100.0%

5% Shareholders:
CI II and related parties (1) (2)	181,000 (6)	3.1%	33,300,000	100.0%
Seth Berger	469,916 (7)	8.0%	—	—

(1)	CI II is managed by Cross Atlantic of which Mr. Caldwell is Chairman and CEO and Mr. Tecce is a managing director and counsel. Consequently, Cross Atlantic, Mr. Caldwell and Mr. Tecce may be deemed the beneficial owners of the shares that CI II beneficially owns.
(2)	Includes 181,000 shares owned by CI II.
(3)	Includes 50,000 shares beneficially owned by Mr. Tecce’s wife.
(4)	Includes options to purchase 500,000 shares.
(5)	Consists of options to purchase shares.
(6)	The address of CI II and its manager, Cross Atlantic, is 150 North Radnor-Chester Road, Suite B101, Radnor, PA 19087.
(7)	Includes options to purchase 240,000 shares. Mr. Berger’s address is 3 Dovecote Lane, Malvern, PA 19355.
(8)	Includes an aggregate of 750,000 shares that can be acquired through the exercise of options.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2015, with respect to our stock option plan under which our common stock is authorized for issuance. We have allocated 2,500,000 shares under our 2007 Equity Incentive Plan (the “2007 Plan”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,198,000 (1)	$1.64	1,302,000

(1) Stock options in 2007 were granted under Lightning Poker’s 2006 Equity Incentive Plan (the “2006 Plan”). After the Merger those options were exchanged for an equal number of the Company’s stock options under the 2007 Plan on substantially the same terms and conditions. All stock options granted after the Merger were granted under the 2007 Plan.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 25, 2016; and
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Commission on May 12, 2016.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 23 Creek Circle, Boothwyn, PA 19061, telephone: (610) 494-5534.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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EXHIBIT A

LIGHTNING GAMING, INC.

2016 STOCK OPTION PLAN

Effective as of September [  ], 2016

1.	Purpose

The purpose of the Lightning Gaming, Inc. 2016 Stock Option Plan (the “Plan”) is to provide certain individuals with the opportunity to receive grants of non-qualified stock options. Lightning Gaming, Inc. believes that by providing equity based incentive compensation, the Plan will encourage the participants to contribute materially to the growth of Lightning Gaming, Inc., thereby benefiting Lightning Gaming, Inc.’s shareholders, and will more closely align the economic interests of the participants with those of the shareholders.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

a.       “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

b.       “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

c.	“Board” means Lightning Gaming, Inc.’s Board of Directors as constituted from time to time.

d.       “Cause” means (i) for employees, officers, independent contractors, consultants or other service providers, a determination by the Board that the individual has engaged in any of the following (1) if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (2) If no such agreement exists, or if such agreement does not define Cause, (A) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (B) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (C) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (D) material violation of state or federal securities laws; or (ii) for directors, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following, (1) malfeasance in office; (2) gross misconduct or neglect; (3) false or fraudulent misrepresentation inducing the director's appointment; (4) wilful conversion of corporate funds; or (5) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

e.        “Certificate” means a certificate, or electronic book entry equivalent, for a share of Stock.

f.        “Change of Control” means (i) any Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner in the aggregate of 50% or more of either (a) the then outstanding shares of common stock of Lightning Gaming, Inc. (the “Outstanding Lightning Gaming, Inc. Common Stock”) or (b) the combined voting power of the then outstanding voting securities of Lightning Gaming, Inc. entitled to vote generally in the election of directors (the “Lightning Gaming, Inc. Voting Securities”); or (ii) consummation by Lightning Gaming, Inc. of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding Lightning Gaming, Inc. Common Stock and Lightning Gaming, Inc. Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Lightning Gaming, Inc. Common Stock and Lightning Gaming, Inc. Voting Securities, as the case may be; or (iii) consummation of (a) a complete liquidation or dissolution of Lightning Gaming, Inc. or (b) a sale or other disposition of all or substantially all of the assets of Lightning Gaming, Inc. other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Lightning Gaming, Inc. Common Stock and Lightning Gaming, Inc. Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Lightning Gaming, Inc. Common Stock and Lightning Gaming, Inc. Voting Securities, as the case may be, immediately prior to such sale or disposition.

The Board may provide for a more limited definition of “Change of Control” in a Grant Letter if necessary or appropriate to comply with the requirements of Section 409A of the Code.

g.        “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

h.       “Company” means Lightning Gaming, Inc. and any subsidiary.

i.         “Date of Grant” means the effective date of a grant of Stock Options; provided, however, that no retroactive grants will be made.

j.         “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether an individual has a Disability shall be determined by the Board. The Board may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

k.       “Eligible Person” shall have the meaning set forth in Section 6.

l.         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

m.     “Fair Market Value” of Stock means, unless the Board determines otherwise with respect to a particular Stock Option grant, the last reported sale price during regular trading hours on the day on which Fair Market Value is being determined. In the event that there are no Stock transactions on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Stock transactions. Notwithstanding the foregoing, in the case of a broker-assisted exercise pursuant to Section 7(f), the Fair Market Value will be the actual sale price of the shares issued upon exercise of the Stock Option.

n.       “Grant Letter” means the written instrument that sets forth the terms and conditions of a Stock Option grant, including all amendments thereto.

o.       “Option Price” means an amount per share of Stock purchasable under a Stock Option, as designated by the Board.

p.       “Participant” means an Eligible Person designated by the Board to participate in the Plan and receive a Stock Option under the Plan.

q.       “Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, or other entity

r.         “Plan” means this Lightning Gaming, Inc. 2016 Stock Option Plan, as in effect from time to time.

s.        “Stock” means the nonvoting common stock, par value $0.001, of Lightning Gaming, Inc. or such other securities of Lightning Gaming, Inc. as may be substituted for Stock pursuant to Section 10.

t.         “Stock Option” means an option to purchase shares of Stock, as described in Section 7.

u.       “Termination” or “Terminates” means a Participant’s termination as an employee of the Company or a Participant’s cessation of services as an independent contractor, consultant or other service provider to the Company, as the case may be.

3.	Administration

The Plan shall be administered and interpreted by the Board, or by a committee of directors to whom the Board has delegated responsibility. Ministerial functions may be performed by Company employees or others delegated by the Board, as appropriate.

The Board shall have the sole authority to (i) determine the Participants to whom Stock Options shall be granted under the Plan, (ii) determine the size and terms and conditions of the Stock Options to be granted to each such Participant, (iii) determine the time when the Stock Options will be granted and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Stock Option, subject to the provisions of Section 12 below, and (v) deal with any other matters arising under the Plan. The Board shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board’s interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in its sole discretion, in the best interest of the Board, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4. Grants under the Plan

Grants made under the Plan may consist of any of Stock Options as described in Section 7. All Stock Options shall be subject to such terms and conditions as the Board deems appropriate and as are specified in writing by the Board to the Participant in the Grant Letter. By accepting a Stock Option, the Participant acknowledges and agrees that all decisions and determinations of the Board shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Stock Option. Stock Option grants need not be uniform as among the Participants.

5.	Shares Subject to the Plan

a.       Shares Authorized.  The total aggregate number of shares of Stock that may be issued under the Plan is 5,700,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock for purposes of the Plan. During the terms of the Stock Options, the Company shall keep available at all times the number of shares of Stock required to satisfy such grants. Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. If a Stock Option is to be settled in cash, the number of shares of Stock on which the Stock Option is based shall not count toward the share limit set forth in this Section 5(a). Any share of Stock subject to a Stock option that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to a Stock Option under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (i) shares tendered in payment of a Stock Option, or (ii) shares delivered or withheld by the Company to satisfy any tax withholding obligation. Any shares reserved for issuance under any other equity compensation plans established and maintained by the Company or any of its predecessors shall not be available for issuance under this Plan.

b.       Adjustments.  If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as result of a spinoff or the Company’s payment of any extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive Stock Options in any year, the kind and number of shares covered by outstanding Stock Options, the kind and number of shares to be issued or issuable under the Plan, and the price per share or the applicable market value of such Stock Options shall be required to be equitably adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Stock Options; provided, however, than any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding Stock Options shall be consistent with Section 409A of the Code, to the extent applicable. The adjustments of Stock Options under this Section 5(b) shall include adjustment of shares, Option Price, Base Amount, performance goals or other terms and conditions, as the Board deems appropriate. Any adjustments determined by the Board shall be final, binding and conclusive.

6.	Eligibility for Participation

a.       Eligible Persons.  All employees, officers, directors, consultants, independent contractors and other service providers to the Company may be eligible to participate in the Plan.

b.       Selection of Participants.  The Board shall select the Eligible Persons to receive Stock Options and shall determine the terms of each Stock Option.

7.	Stock Options

a.       General Requirements.  The Board may grant a Stock Option to an Eligible Person upon such terms and conditions as the Board deems appropriate under this Section 7.

b.       Number of Shares.  The Board shall determine the number of shares of Stock that will be subject to each Stock Option.

c.        Type of Option, Price and Term.

                     i.         The Board may grant Stock Options that are nonqualified stock options and are not considered incentive stock options under Section 422 of the Code. The Board may not grant incentive stock options under Section 422 of the Code.

                    ii.         The Option Price of Stock subject to a Stock Option shall be determined by the Board and shall be equal to or greater than the Fair Market Value of a share of Stock on the Date of Grant.

                  iii.         The Board shall determine the term of each Option. The term of a Stock Option shall not exceed ten years from the Date of Grant.

                  iv.         Notwithstanding any provision in the Plan or Grant Letter to the contrary, unless the Board determines otherwise, if a vested Stock Option would terminate at a time when trading in Stock is prohibited by law or by the Company’s insider trading policy, the vested Option may be exercised until the thirtieth (30th) day after expiration of such prohibition (but not beyond the end of the term of the Option). Notwithstanding the foregoing, this provision shall only be applicable if the Stock of the Company is trading.

d.       Exercisability of Stock Options.  Stock Options shall become exercisable in accordance with such terms and conditions as may be determined by the Board and specified in the Grant Letter. The Board may accelerate the exercisability of any or all outstanding Stock Options at any time for any reason.

e.        Termination.  Except as may otherwise be provided in the Grant Letter or unless the Board shall otherwise determine at or subsequent to the Date of Grant:

                     i.                        Death. In the event a Participant Terminates due to his or her death, any Stock Options granted to such Participant that are then not yet exercised shall become immediately exercisable in full and may be exercised by the Participant’s estate (or as may otherwise be provided for in accordance with the requirements of Section 15) at any time prior to the earlier of the (i) expiration date of the term of the Stock Options or (ii) first anniversary (or such earlier date as the Committee shall determine at the time of grant) of the Participant’s death.

                    ii.                        Disability. In the event a Participant Terminates due to Disability, any Stock Options granted to such Participant that are then not yet exercised shall become immediately exercisable in full and may be exercised by the Participant at any time prior to the expiration date of the term of the Stock Options or within one year (or such shorter period as the Committee shall determine at the time of grant) following the Participant’s Termination, whichever period is shorter.

                  iii.                        For Cause. In the event a Participant Terminates for Cause, any Stock Options granted to such Participant that are then not yet exercised shall be forfeited at the time of such Termination and shall not be exercisable thereafter. The provisions of this Section 7(e)(iii) will apply notwithstanding any assertion (by the Participant or otherwise) of a Termination for any other reason enumerated under this Section 7(e).

                  iv.                        Resignation. In the event a Participant Terminates due to his or her voluntary resignation from the Company or any subsidiary, any Stock Options granted to such Participant that are then not yet exercised shall be exercised by the Participant at any time prior to the earlier of the (i) expiration date of the term of the Stock Options or (ii) the date of the three-month anniversary of the date of the Participant’s Termination (or such earlier date as the Committee shall determine at the time of grant).

                   v.                        Any Other Reason. In the event a Participant Terminates due to any reason other than one described in Section 7(e)(i) through (iv), any Stock Options granted to such Participant which are exercisable on the Participant’s date of Termination may be exercised by the Participant at any time prior to the expiration date of the term of the Stock Options or the date of the three-month  anniversary of the date of the Participant’s Termination, whichever period is shorter, and any Stock Options that are not exercisable at the time of Termination shall be forfeited at the time of such Termination and not be exercisable thereafter.

f.        Exercise of Options.  The Board shall establish procedures governing the exercise of Stock Options. No Stock shall be delivered pursuant to any exercise of a Stock Option unless arrangements satisfactory to the Board have been made to assure full payment of the exercise price therefore. Without limiting the generality of the foregoing, payment of the exercise price may be made: (a) in cash or its equivalent; (b) by exchanging Stock (which is not the subject of any pledge or other security interest) owned by the person exercising the Stock Option (through actual tender or by attestation) or by “net exercise,” which is the surrender of shares for which the Stock Option is exercisable to the Company in exchange for a distribution of Stock equal to the amount by which the then Fair Market Value of the shares subject to the exercised Stock Option exceeds the applicable Option Price; (c) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock; or (d) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price. Payment for the shares pursuant to the Stock Option, and any required withholding taxes, must be received by the time specified by the Board depending on the type of payment being made, but in all cases prior to the issuance of the Stock. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Stock Options or payment of taxes.

8.	Withholding of Taxes

a.       Required Withholding.  All Stock Options under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Stock Options pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Stock Options, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Stock Options.

b.       Withholding of Shares.  The Board may determine that the Company’s tax withholding obligation with respect to Stock Options paid in Stock shall be satisfied by having shares of Stock withheld, at the time such Stock Options become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities, or the Board may allow Participants to elect to have such share withholding applied to particular Stock Options.

9.	Transferability of Stock Options

Only the Participant may exercise rights under a Stock Option during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the under the Participant’s will or under the applicable laws of descent and distribution.

10.	Consequences of a Change of Control

a.       Treatment of Stock Options.  Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Grant Letter provides otherwise, or the Board determines otherwise, outstanding Stock Options shall automatically accelerate and become fully exercisable. The Board may require that Participants surrender their outstanding Stock Options in exchange for a payment by the Company, in cash or Stock as determined by the Board, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Stock Options exceeds the Option Price. After giving Participants an opportunity to exercise all of their outstanding Stock Options, the Board may terminate any or all unexercised Stock Options at such time as the Board deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change of Control or such other date as the Board may specify. Without limiting the foregoing, if the per share Fair Market Value of the Stock does not exceed the per share Option Price, the Company shall not be required to make any payment to the Participant upon surrender of the Stock Option.

b.       Other Alternatives.  Notwithstanding the foregoing, in the event of a Change of Control, the Board may determine that all outstanding Stock Options that are not exercised or paid at the time of the Change of Control shall be assumed by, or replaced with Stock Options that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

c.        Other Transactions.  The Board may establish other provisions that shall be applicable in the event of a specified transaction without the consent of the Participants.

d.       Board Actions. Actions of the Board taken under this Section 10 may be taken without the consent of, or notice to, the Participants.

11.	Requirements for Issuance of Shares

No Stock shall be issued in connection with any Stock Option hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Stock Option granted to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Board shall deem necessary or advisable, and Certificates representing such shares may be legended to effect any such restrictions. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. Except as otherwise provided herein or in the Grant Letter, no Participant shall have any right as a shareholder with respect to Stock covered by a Stock Option until shares have been issued to the Participant.

12.	Amendment and Termination of the Plan

a.       Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Stock Option previously granted to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Letter, or except as provided in Section 13(d) below.

b.       No Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Stock Options may not be amended to reduce the Option Price of outstanding Stock Options or cancel outstanding Stock Options in exchange for cash, other awards or Stock Options with an Option Price, as applicable, that is less than the Option Price, as applicable, of the original Stock Options without shareholder approval.

c.        Termination of Plan.  The Plan shall terminate on the tenth anniversary of the date the Plan is effective following approval of the Company’s shareholders, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Stock Option, nor shall it adversely affect outstanding Stock Options.

13.	Miscellaneous

a.       Stock Options in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Stock Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Board may make a Stock Option to an employee of another corporation who becomes an employee of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Stock Options may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Board.

b.       Reduction of Responsibilities.  The Board shall have discretion to adjust a Participant’s outstanding Stock Options if the Participant’s authority, duties or responsibilities are significantly reduced.

c.        Compliance with Law.  The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Stock under Stock Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, if any, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Board may revoke any Stock Option if it is contrary to law or modify a Stock Option to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Participants. The Board may, in its sole discretion, agree to limit its authority under this Section. Without limiting the generality of the foregoing, each Participant or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased upon exercise of a Stock Option are for investment and not with a view to distribution; certificates representing such shares may be legended accordingly.

d.       Section 409A of the Code.  The Plan and any Grant Letter issued hereunder are intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Stock Options shall be construed and administered such that the Stock Option qualifies for an exemption from the requirements of Section 409A of the Code.

e.        Conditions on Delivery of Stock. The Company shall not deliver any Stock pursuant to the Plan or remove from Stock previously delivered under the Plan (i) until all conditions of the grant of Stock Options have been satisfied or removed, (ii) until all applicable federal and securities laws and regulations have been complied with and (iii) if the outstanding shares of Stock are at the time of such delivery listed on any stock exchange or market,

f.        Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

g.        Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Stock Options under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

h.       Rights of Participants.  Nothing in this Plan shall entitle any Eligible Person, Participant or other person to any claim or right to receive a Stock Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

i.         No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Stock Option. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

j.         Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Nevada, without giving effect to the conflict of laws provisions thereof.

k.       Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Company or any of its Affiliates, the members of the Board and the members of any the committee delegated by the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by the in connections with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board or committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the committee greater rights than they would have under the Company's bylaws or applicable laws.